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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES


Subsidiary                                   Parent
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Read-Rite International                      Read-Rite Corporation

Read-Rite (Thailand) Co., Ltd.               Read-Rite Corporation

Read-Rite Holding Company                    Read-Rite Corporation

Sunward Technologies
  International Limited                      Read-Rite Corporation

Read-Rite Philippines, Inc.                  Sunward Technologies
                                                 International Limited

Scion Photonics, Inc.                        Read-Rite Corporation (majority
                                              ownership)